The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these Notes, and we are not soliciting an offer to buy these Notes in any state where the offer or sale is not permitted.
Subject to Completion
Preliminary Pricing Supplement dated September 12, 2024
Preliminary Pricing Supplement (To the Prospectus dated May 23, 2022 and the Prospectus Supplement dated June 27, 2022)	Filed Pursuant to Rule 424(b)(2) Registration No. 333–265158

$[●]
AutoCallable Contingent Coupon Notes due September 23, 2027
Linked to the Least Performing of the Common Stock of Applied Materials, Inc., the SPDR S&P Homebuilders ETF and the Financial Select Sector SPDR® Fund
Global Medium-Term Notes, Series A

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
Issuer:	Barclays Bank PLC
Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof
Initial Valuation Date:	September 20, 2024
Issue Date:	September 25, 2024
Final Valuation Date:*	September 20, 2027
Maturity Date:*	September 23, 2027
Reference Assets:
The Common Stock of Applied Materials, Inc. (“AMAT”), the SPDR S&P Homebuilders ETF (the “XHB Fund”) and the Financial Select Sector SPDR® Fund (the “XLF Fund”), as set forth in the following table:
Reference Asset
Bloomberg Ticker
Initial Value
Call Value
Coupon Barrier Value
Barrier Value
AMAT
AMAT UW <Equity>
[●]
[●]
[●]
[●]
XHB Fund
XHB UP <Equity>
[●]
[●]
[●]
[●]
XLF Fund
XLF UP <Equity>
[●]
[●]
[●]
[●]
The XHB Fund and the XLF Fund are each referred to herein as a “Fund” and, collectively, as the “Funds”. The Common Stock of AMAT and the Funds are each referred to herein as a “Reference Asset” and, collectively, as the “Reference Assets.”

Payment at Maturity:
If the Notes are not redeemed prior to scheduled maturity, and if you hold the Notes to maturity, you will receive on the Maturity Date a cash payment per $1,000 principal amount Note that you hold (in each case, in addition to any Contingent Coupon and/or Unpaid Coupon Amounts that may be payable on such date) determined as follows:
■
If the Final Value of the Least Performing Reference Asset is greater than or equal to its Barrier Value, you will receive a payment of $1,000 per $1,000 principal amount Note.
■
If the Final Value of the Least Performing Reference Asset is less than its Barrier Value, you will receive an amount per $1,000 principal amount Note calculated as follows:
$1,000 + [$1,000 × Reference Asset Return of the Least Performing Reference Asset]
If the Notes are not redeemed prior to scheduled maturity, and if the Final Value of the Least Performing Reference Asset is less than its Barrier Value, your Notes will be fully exposed to the decline of the Least Performing Reference Asset from its Initial Value. You may lose up to 100.00% of the principal amount of your Notes at maturity.
Any payment on the Notes, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power (as described on page PS-4 of this pricing supplement) by the relevant U.K. resolution authority. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (or any other resolution measure) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Notes. See “Consent to U.K. Bail-in Power” and “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement for more information.

Consent to U.K. Bail-in Power:
Notwithstanding and to the exclusion of any other term of the Notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Notes (or the Trustee on behalf of the holders of the Notes), by acquiring the Notes, each holder and beneficial owner of the Notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-4 of this pricing supplement.

[Terms of the Notes Continue on the Next Page]
	Initial Issue Price(1)(2)	Price to Public	Agent’s Commission(3)	Proceeds to Barclays Bank PLC
Per Note	$1,000	100.00%	0.80%	99.20%
Total	$[●]	$[●]	$[●]	$[●]
(1)
Because dealers who purchase the Notes for sale to certain fee-based advisory accounts may forgo some or all selling concessions, fees or commissions, the public offering price for investors purchasing the Notes in such fee-based advisory accounts may be between $992.00 and $1,000 per Note. Investors that hold their Notes in fee-based advisory or trust accounts may be charged fees by the investment advisor or manager of such account based on the amount of assets held in those accounts, including the Notes.

(2)
Our estimated value of the Notes on the Initial Valuation Date, based on our internal pricing models, is expected to be between $942.50 and $972.50 per Note. The estimated value is expected to be less than the initial issue price of the Notes. See “Additional Information Regarding Our Estimated Value of the Notes” on page PS–5 of this pricing supplement.

(3)
Barclays Capital Inc. will receive commissions from the Issuer of up to $8.00 per $1,000 principal amount Note. Barclays Capital Inc. will use these commissions to pay variable selling concessions or fees (including custodial or clearing fees) to other dealers. The actual commission received by Barclays Capital Inc. will be equal to the selling concession paid to such dealers. Barclays Capital Inc. will pay from these commissions a structuring fee of up to $8.00 per $1,000 principal amount Note. In no case will the total amount of selling concessions or structuring fees exceed $8.00 per $1,000 principal amount.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-9 of the prospectus supplement and “Selected Risk Considerations” beginning on page PS-15 of this pricing supplement.
The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The Notes constitute our unsecured and unsubordinated obligations. The Notes are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Terms of the Notes, Continued
Automatic Call:
The Notes cannot be redeemed for approximately the first year after the Issue Date. If, on any Call Valuation Date, the Closing Value of each Reference Asset is greater than or equal to its Call Value, the Notes will be automatically redeemed for a cash payment per $1,000 principal amount Note equal to the Redemption Price payable on the Call Settlement Date. No further amounts will be payable on the Notes after the Call Settlement Date.

Contingent Coupons and Unpaid Coupon Amounts:**
$12.084 per $1,000 principal amount Note, which is 1.2084% of the principal amount per Note (rounded to four decimal places, as applicable) (based on 14.50% per annum rate)
If the Closing Value of each Reference Asset on an Observation Date is greater than or equal to its respective Coupon Barrier Value, a Contingent Coupon will become payable on the related Contingent Coupon Payment Date.
If a Contingent Coupon does not become payable with respect to an Observation Date (i.e., because the Closing Value of any Reference Asset on such Observation Date is less than its respective Coupon Barrier Value), the Contingent Coupon that would have otherwise been payable with respect to such Observation Date will become an “Unpaid Coupon Amount”
On each Contingent Coupon Payment Date, if a Contingent Coupon is payable on such date, you will receive:
■
the Contingent Coupon that is payable on such Contingent Coupon Payment Date; plus
■
any Unpaid Coupon Amounts that have not already been paid on a previous Contingent Coupon Payment Date
If a Contingent Coupon is not payable with respect to an Observation Date, you will not receive a Contingent Coupon on the related Contingent Coupon Payment Date, nor will you receive any Unpaid Coupon Amounts that accrued on any prior Observation Date

Observation Dates:*
October 21, 2024, November 20, 2024, December 20, 2024, January 21, 2025, February 20, 2025, March 20, 2025, April 21, 2025, May 20, 2025, June 20, 2025, July 21, 2025, August 20, 2025, September 22, 2025, October 20, 2025, November 20, 2025, December 22, 2025, January 20, 2026, February 20, 2026, March 20, 2026, April 20, 2026, May 20, 2026, June 22, 2026, July 20, 2026, August 20, 2026, September 21, 2026, October 20, 2026, November 20, 2026, December 21, 2026, January 20, 2027, February 22, 2027, March 22, 2027, April 20, 2027, May 20, 2027, June 21, 2027, July 20, 2027, August 20, 2027 and the Final Valuation Date

Contingent Coupon Payment Dates:*
October 24, 2024, November 25, 2024, December 26, 2024, January 24, 2025, February 25, 2025, March 25, 2025, April 24, 2025, May 23, 2025, June 25, 2025, July 24, 2025, August 25, 2025, September 25, 2025, October 23, 2025, November 25, 2025, December 26, 2025, January 23, 2026, February 25, 2026, March 25, 2026, April 23, 2026, May 26, 2026, June 25, 2026, July 23, 2026, August 25, 2026, September 24, 2026, October 23, 2026, November 25, 2026, December 24, 2026, January 25, 2027, February 25, 2027, March 25, 2027, April 23, 2027, May 25, 2027, June 24, 2027, July 23, 2027, August 25, 2027 and the Maturity Date

Call Valuation Dates:*
September 22, 2025, October 20, 2025, November 20, 2025, December 22, 2025, January 20, 2026, February 20, 2026, March 20, 2026, April 20, 2026, May 20, 2026, June 22, 2026, July 20, 2026, August 20, 2026, September 21, 2026, October 20, 2026, November 20, 2026, December 21, 2026, January 20, 2027, February 22, 2027, March 22, 2027, April 20, 2027, May 20, 2027, June 21, 2027, July 20, 2027 and August 20, 2027.

Call Settlement Date:*	The Contingent Coupon Payment Date following the Call Valuation Date on which an Automatic Call occurs.
Initial Value:	With respect to each Reference Asset, the Closing Value on the Initial Valuation Date, as set forth in the table above
Call Value:	With respect to each Reference Asset, 100.00% of its Initial Value, as set forth in the table above
Coupon Barrier Value:	With respect to each Reference Asset, 70.00% of its Initial Value (rounded to two decimal places), as set forth in the table above
Barrier Value:	With respect to each Reference Asset, 70.00% of its Initial Value (rounded to two decimal places), as set forth in the table above
Final Value:	With respect to each Reference Asset, the Closing Value on the Final Valuation Date
Redemption Price:
$1,000 per $1,000 principal amount Note that you hold, plus (i) the Contingent Coupon that will otherwise be payable on the Call Settlement Date and (ii) any Unpaid Coupon Amounts that have accrued but have not yet been paid

Reference Asset Return:	With respect to each Reference Asset, the performance of such Reference Asset from its Initial Value to its Final Value, calculated as follows: Final Value – Initial Value Initial Value
Least Performing Reference Asset:	The Reference Asset with the lowest Reference Asset Return, as calculated in the manner set forth above
Closing Value:
All references in this pricing supplement to the Closing Value of the XHB Fund and the XLF Fund mean the closing price of one share of the XHB Fund and the XLF Fund, as further described under “Reference Assets—Exchange-Traded Funds—Special Calculation Provisions” in the prospectus supplement and all references in this pricing supplement to the Closing Value of AMAT mean the closing price of one share of AMAT, as further described under “Reference Assets—Equity Securities—Special Calculation Provisions” in the prospectus supplement.

Calculation Agent:	Barclays Bank PLC
CUSIP / ISIN:	06745UZC7 / US06745UZC79
*       Subject to postponement, as described under “Additional Terms of the Notes” in this pricing supplement
**     The actual Contingent Coupon will be determined on the Initial Valuation Date and will not be less than $12.084 per $1,000 principal amount Note, which is 1.2084% of the principal amount per Note (based on 14.5008% per annum rate)

PS–2

ADDITIONAL DOCUMENTS RELATED TO THE OFFERING OF THE NOTES
You should read this pricing supplement together with the prospectus dated May 23, 2022 as supplemented by the documents listed below, relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
●	Prospectus dated May 23, 2022:
http://www.sec.gov/Archives/edgar/data/312070/000119312522157585/d337542df3asr.htm
●	Prospectus Supplement dated June 27, 2022:
http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011301/dp169388_424b2-prosupp.htm
Our SEC file number is 1–10257. As used in this pricing supplement, “we,” “us” or “our” refers to Barclays Bank PLC.
PS–3

CONSENT TO U.K. BAIL-IN POWER
Notwithstanding and to the exclusion of any other term of the Notes or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Notes (or the Trustee on behalf of the holders of the Notes), by acquiring the Notes, each holder and beneficial owner of the Notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.
Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.
The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Notes; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Notes into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Notes such shares, securities or obligations); (iii) the cancellation of the Notes and/or (iv) the amendment or alteration of the maturity of the Notes, or amendment of the amount of interest or any other amounts due on the Notes, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Notes further acknowledges and agrees that the rights of the holders or beneficial owners of the Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Notes may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.
For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.
PS–4

ADDITIONAL INFORMATION REGARDING OUR ESTIMATED VALUE OF THE NOTES
The range of the estimated values of the Notes referenced above may not correlate on a linear basis with the range of any other term of the Notes as may be set forth in this pricing supplement. We determined the size of such range based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Notes. The final terms for the Notes will be determined on the date the Notes are initially priced for sale to the public, which we refer to as the Initial Valuation Date, based on prevailing market conditions on or prior to the Initial Valuation Date, and will be communicated to investors either orally or in a final pricing supplement.
Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Initial Valuation Date is based on our internal funding rates. Our estimated value of the Notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.
Our estimated value of the Notes on the Initial Valuation Date is expected to be less than the initial issue price of the Notes. The difference between the initial issue price of the Notes and our estimated value of the Notes is a result of several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees (including any structuring or other distribution related fees) to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.
Our estimated value on the Initial Valuation Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Initial Valuation Date for a temporary period expected to be approximately six months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes which we will no longer expect to incur over the term of the Notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Notes and/or any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” beginning on page PS-15 of this pricing supplement.
You may revoke your offer to purchase the Notes at any time prior to the Initial Valuation Date. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to the Initial Valuation Date. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.
PS–5

SELECTED PURCHASE CONSIDERATIONS
The Notes are not appropriate for all investors. The Notes may be an appropriate investment for you if all of the following statements are true:
●
You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income, and you can tolerate receiving few or no Contingent Coupons over the term of the Notes in the event the Closing Value of any Reference Asset falls below its Coupon Barrier Value on one or more of the specified Observation Dates.

●
You understand and accept that you will not participate in any appreciation of any Reference Asset, which may be significant, and that your return potential on the Notes is limited to the Contingent Coupons and Unpaid Coupon Amounts, if any, paid on the Notes.

●
You can tolerate a loss of a significant portion or all of the principal amount of your Notes, and you are willing and able to make an investment that may have the full downside market risk of an investment in the Least Performing Reference Asset.

●	You do not anticipate that the Closing Value of any Reference Asset will fall below its Coupon Barrier Value on any Observation Date or below its Barrier Value on the Final Valuation Date.
●
You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of any Reference Asset or any securities to which any Reference Asset provides exposure, nor will you have any voting rights with respect to any Reference Asset or any securities to which any Reference Asset provides exposure.

●
You are willing and able to accept the individual market risk of each Reference Asset and understand that any decline in the value of one Reference Asset will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Reference Asset.

●
You understand and accept the risks that (a) you will not receive a Contingent Coupon if the Closing Value of any Reference Asset is less than its Coupon Barrier Value on an Observation Date and (b) you will lose some or all of your principal at maturity if the Final Value of any Reference Asset is less than its Barrier Value.

●	You understand and accept the risk that you will not receive any Unpaid Coupon Amounts unless a Contingent Coupon becomes payable on a subsequent Observation Date.
●
You understand and accept the risk that, if the Notes are not redeemed prior to scheduled maturity, the payment at maturity, if any, will be based solely on the Reference Asset Return of the Least Performing Reference Asset.

●	You understand and are willing and able to accept the risks associated with an investment linked to the performance of the Reference Assets.
●
You are willing and able to accept the risk that the Notes may be redeemed prior to scheduled maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

●	You can tolerate fluctuations in the price of the Notes prior to scheduled maturity that may be similar to or exceed the downside fluctuations in the values of the Reference Assets.
●	You do not seek an investment for which there will be an active secondary market, and you are willing and able to hold the Notes to maturity if the Notes are not redeemed.
●	You are willing and able to assume our credit risk for all payments on the Notes.
●	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.
The Notes may not be an appropriate investment for you if any of the following statements are true:
●
You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income, and/or you cannot tolerate receiving few or no Contingent Coupons over the term of the Notes in the event the Closing Value of any Reference Asset falls below its Coupon Barrier Value on one or more of the specified Observation Dates.

●
You seek an investment that participates in the full appreciation of any or all of the Reference Assets rather than an investment with a return that is limited to the Contingent Coupons and Unpaid Coupon Amounts, if any, paid on the Notes.

●
You seek an investment that provides for the full repayment of principal at maturity, and/or you are unwilling or unable to accept the risk that you may lose some or all of the principal amount of the Notes in the event that the Final Value of the Least Performing Reference Asset falls below its Barrier Value.

●
You anticipate that the Closing Value of at least one Reference Asset will decline during the term of the Notes such that the Closing Value of at least one Reference Asset will fall below its Coupon Barrier Value on one or more Observation Dates and/or the Final Value of at least one Reference Asset will fall below its Barrier Value.

●
You are unwilling or unable to accept the individual market risk of each Reference Asset and/or do not understand that any decline in the value of one Reference Asset will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Reference Asset.

●	You do not understand and/or are unwilling or unable to accept the risks associated with an investment linked to the performance of the Reference Assets.
PS–6

●
You are unwilling or unable to accept the risk that the negative performance of only one Reference Asset may cause you to not receive Contingent Coupons (and thus, Unpaid Coupon Amounts) and/or suffer a loss of principal at maturity, regardless of the performance of any other Reference Asset.

●	You are unwilling or unable to accept the risk that the Notes may be redeemed prior to scheduled maturity.
●	You seek an investment that entitles you to dividends or distributions on, or voting rights related to any Reference Asset or any securities to which any Reference Asset provides exposure.
●	You cannot tolerate fluctuations in the price of the Notes prior to scheduled maturity that may be similar to or exceed the downside fluctuations in the values of the Reference Assets.
●	You seek an investment for which there will be an active secondary market, and/or you are unwilling or unable to hold the Notes to maturity if the Notes are not redeemed.
●	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.
●	You are unwilling or unable to assume our credit risk for all payments on the Notes.
●	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.
You must rely on your own evaluation of the merits of an investment in the Notes. You should reach a decision whether to invest in the Notes after carefully considering, with your advisors, the appropriateness of the Notes in light of your investment objectives and the specific information set out in this pricing supplement and the documents referenced under “Additional Documents Related to the Offering of the Notes” in this pricing supplement. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the Notes for investment.
PS–7

ADDITIONAL TERMS OF THE NOTES
The Observation Dates (including the Final Valuation Date), the Contingent Coupon Payment Dates, any Call Settlement Date and the Maturity Date are subject to postponement in certain circumstances, as described under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with an Exchange-Traded Fund that Holds Equity Securities as a Reference Asset,” “Reference Assets—Equity Securities—Market Disruption Events for Securities with an Equity Security as a Reference Asset,” “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.
In addition, the Reference Assets and the Notes are subject to adjustment by the Calculation Agent under certain circumstances, as described under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset” and “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.
PS–8

HYPOTHETICAL EXAMPLES OF CONTINGENT COUPONS AND UNPAID COUPON AMOUNTS THAT MAY BE PAYABLE DURING THE TERM OF THE NOTES
The following examples demonstrate the circumstances under which you may receive a Contingent Coupon and/or any Unpaid Coupon Amounts on hypothetical Contingent Coupon Payment Dates during the term of the Notes. The numbers appearing in these tables are purely hypothetical and are provided for illustrative purposes only. These examples do not take into account any tax consequences from investing in the Notes and assume that the Notes are not redeemed prior to scheduled maturity.
Example 1: A Contingent Coupon is payable with respect to each Observation Date.
Observation Date
Is the Closing Value of Any Reference Asset Less Than its Coupon Barrier Value?
Contingent Coupon
Unpaid Coupon Amount
Total Payment on Related Contingent Coupon Payment Date (per $1,000 Principal Amount Note)
1
No
$12.083
N/A
$12.083
2
No
$12.083
N/A
$12.083
3 - 35
With respect to each Observation Date, No
$12.083
N/A
$12.083
36
No
$12.083
N/A
$12.083
Because the Closing Value of each Reference Asset on each Observation Date is greater than or equal to its Coupon Barrier Value, a Contingent Coupon becomes payable on each Contingent Coupon Payment Date. The total amount of Contingent Coupons that you receive is $434.988 per $1,000 principal amount Note, the maximum possible amount of Contingent Coupons that you may receive.

Example 2: A Contingent Coupon is payable with respect to some Observation Dates but not with respect to other Observation Dates.
Observation Date
Is the Closing Value of Any Reference Asset Less Than its Coupon Barrier Value?
Contingent Coupon
Unpaid Coupon Amount
Total Payment on Related Contingent Coupon Payment Date (per $1,000 Principal Amount Note)
1
Yes
$0.00
$12.083
$0.00
2
No
$12.083
N/A
$24.166
3 - 35
With respect to each Observation Date, No
$12.083
N/A
$12.083
36
Yes
$0.00
$12.083
$0.00
The total amount of Contingent Coupons that you receive is $422.905 per $1,000 principal amount Note, which includes an Unpaid Coupon Amount of $12.083 accrued in respect of the first Observation Date and payable on the second Contingent Coupon Payment Date.
This example is intended to illustrate how Unpaid Coupon Amounts may or may not become payable during the term of the Notes. No Contingent Coupons are payable with respect to the first and thirty-sixth Observation Dates because the Closing Value of at least one Reference Asset on each such date is less than its Coupon Barrier Value. Because no Contingent Coupon ever becomes payable after the thirty-sixth Observation Date, you will never receive the related Unpaid Coupon Amounts for the remaining Observation Dates after the thirty-sixth Observation Date.

PS–9

Example 3: No Contingent Coupons are payable with respect any Observation Dates.
Observation Date
Is the Closing Value of Any Reference Asset Less Than its Coupon Barrier Value?
Contingent Coupon
Unpaid Coupon Amount
Total Payment on Related Contingent Coupon Payment Date (per $1,000 Principal Amount Note)
1
Yes
$0.00
$12.083
$0.00
2
Yes
$0.00
$12.083
$0.00
3 - 35
With respect to each Observation Date, Yes
$0.00
$12.083
$0.00
36
Yes
$0.00
$12.083
$0.00
The total amount of Contingent Coupons that you receive during the term of the Notes is $0.00. Because no Contingent Coupon is payable on any Contingent Coupon Payment Date, you will not receive any Contingent Coupons, nor will you receive any Unpaid Coupon Amounts that have accrued.
This example demonstrates that you may not receive any Contingent Coupons during the term of the Notes.

PS–10

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE UPON AUTOMATIC CALL
The following examples demonstrate the hypothetical total return upon an Automatic Call under various circumstances. The “total return” as used in these examples is the number, expressed as a percentage, that results from comparing the aggregate payments per $1,000 principal amount Note to $1,000. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following tables and examples have been rounded for ease of analysis. The hypothetical examples below do not take into account any tax consequences from investing in the Notes and make the following key assumptions:
■	Contingent Coupon: $12.083 per $1,000 principal amount Note.
■
For each Observation Date that is not also a Call Valuation Date, the Closing Value of at least one Reference Asset is less than its Coupon Barrier Value. Accordingly, you will NOT receive Contingent Coupons on those Observation Dates, unless indicated otherwise below.

Example 1: The Notes are redeemed on the first Call Valuation Date.
Call Valuation Date	Is the Closing Value of any Reference Asset Less Than its Coupon Barrier Value?	Is the Closing Value of any Reference Asset Less Than its Call Value?	Contingent Coupon	Unpaid Coupon Amount	Total Payment on Related Contingent Coupon Payment Date (per $1,000 principal amount Note)
1	No	No	$12.083	N/A	$1,144.996
Because the Closing Value of each Reference Asset on the first Call Valuation Date is greater than or equal to its Call Value, the Notes are redeemed and you will receive the Redemption Price on the related Call Settlement Date.
The Notes will cease to be outstanding after the Call Settlement Date, and you will not receive any further payments on the Notes.
The total return on investment of the Notes is 14.4996%.
Example 2: The Notes are redeemed on the third Call Valuation Date.
Call Valuation Date	Is the Closing Value of any Reference Asset Less Than its Coupon Barrier Value?	Is the Closing Value of any Reference Asset Less Than its Call Value?	Contingent Coupon	Unpaid Coupon Amount	Total Payment on Related Contingent Coupon Payment Date (per $1,000 principal amount Note)
1	No	Yes	$12.083	N/A	$12.083
2	No	Yes	$12.083	N/A	$12.083
3	No	No	$12.083	N/A	$1,012.083**
PS–11

** Any Unpaid Coupon Amount has been paid on a previous Contingent Coupon Payment Date.
Because the Closing Value of each Reference Asset on the third Call Valuation Date is greater than or equal to its Call Value, the Notes are redeemed and you will receive the Redemption Price on the related Call Settlement Date.
The Notes will cease to be outstanding after the Call Settlement Date, and you will not receive any further payments on the Notes.
The total return on investment of the Notes is 16.9162%.
Example 3: The Notes are redeemed on the final Call Valuation Date.
Call Valuation Date	Is the Closing Value of any Reference Asset Less Than its Coupon Barrier Value?	Is the Closing Value of any Reference Asset Less Than its Call Value?	Contingent Coupon	Unpaid Coupon Amount	Total Payment on Related Contingent Coupon Payment Date (per $1,000 principal amount Note)
1	Yes	Yes	$0.00	$12.083	$0.00
2 - 23	With respect to each Call Valuation Date, Yes	With respect to each Call Valuation Date, Yes	$0.00	$12.083	$0.00
24	No	No	$12.083	N/A	$1,422.905**
** Assumes NO Contingent Coupons have been previously paid. Accordingly, this amount includes the Contingent Coupon that is payable on this Contingent Coupon Payment Date plus the Unpaid Coupon Amounts that have accrued.
Because the Closing Value of each Reference Asset on the final Call Valuation Date is greater than or equal to its Call Value, the Notes are redeemed and you will receive the Redemption Price on the related Call Settlement Date. Example 3 demonstrates that the Closing Value of at least one Reference Asset is less than its Coupon Barrier Value on each Observation Date prior to the final Call Valuation Date. Accordingly, no Contingent Coupons are payable on the Notes until the final Call Valuation Date.
The Notes will cease to be outstanding after the Call Settlement Date, and you will not receive any further payments on the Notes.
The total return on investment of the Notes is 42.2905%.
Each of the examples above demonstrate that the return on the Notes upon an Automatic Call will be limited to the Contingent Coupons, if any, that may be payable on the Notes up to and including the applicable Call Settlement Date.
Each of the examples above demonstrate that the return on your Notes will be limited to the Contingent Coupons and any Unpaid Coupon Amounts that may be payable on the Notes. Each of these examples also demonstrate that, if the Closing Value of any Reference Asset is less than its Coupon Barrier Value on an Observation Date, you will not receive a Contingent Coupon on the related Contingent Coupon Payment Date. If a Contingent Coupon does not become payable with respect to an Observation Date (and instead becomes an Unpaid Coupon Amount), you will receive payment of such amount only if a Contingent Coupon becomes payable with respect to a future Observation Date. If a Contingent Coupon fails to become payable with respect to an Observation Date, and if the Closing Value of any Reference Asset is less than its Coupon Barrier Value on each subsequent Observation Date, you will never receive payment of the Unpaid Coupon Amount(s). If the Closing Value of any Reference Asset is less than its Coupon Barrier Value on each Observation Date, you will not receive any coupon payments during the term of the Notes.
PS–12

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY
The following table illustrates the hypothetical payment at maturity under various circumstances. The examples set forth below are purely hypothetical and are provided for illustrative purposes only. The numbers appearing in the following table and examples have been rounded for ease of analysis. The hypothetical examples below do not take into account any tax consequences from investing in the Notes and make the following key assumptions:
■	Hypothetical Initial Value of each Reference Asset: 100.00*
■	Hypothetical Coupon Barrier Value for each Reference Asset: 70.00 (70.00% of the hypothetical Initial Value set forth above)*
■	Hypothetical Barrier Value for each Reference Asset: 70.00 (70.00% of the hypothetical Initial Value set forth above)*
■	You hold the Notes to maturity, and the Notes are NOT redeemed prior to scheduled maturity.
* The hypothetical Initial Value of 100.00, the hypothetical Coupon Barrier Value of 70.00 and the hypothetical Barrier Value of 70.00 for each Reference Asset have been chosen for illustrative purposes only and do not represent a likely Initial Value, Coupon Barrier Value or Barrier Value for any Reference Asset. The actual Initial Value for each Reference Asset will be equal to its Closing Value on the Initial Valuation Date, and the actual Coupon Barrier Value and Barrier Value for each Reference Asset will each be equal to 70.00% of its Initial Value.
For information regarding recent values of the Reference Assets, please see “Information Regarding the Reference Assets” in this pricing supplement.
Final Value			Reference Asset Return
AMAT (Reference Asset A)	XHB Fund (Reference Asset B)	XLF Fund (Reference Asset C)	AMAT (Reference Asset A)	XHB Fund (Reference Asset B)	XLF Fund (Reference Asset C)	Reference Asset Return of the Least Performing Reference Asset	Payment at Maturity**
$140.00	$145.00	$150.00	40.00%	45.00%	50.00%	40.00%	$1,000.00
$135.00	$130.00	$140.00	35.00%	30.00%	40.00%	30.00%	$1,000.00
$120.00	$125.00	$122.00	20.00%	25.00%	22.00%	20.00%	$1,000.00
$112.00	$110.00	$115.00	12.00%	10.00%	15.00%	10.00%	$1,000.00
$100.00	$105.00	$120.00	0.00%	5.00%	20.00%	0.00%	$1,000.00
$140.00	$90.00	$105.00	40.00%	-10.00%	5.00%	-10.00%	$1,000.00
$80.00	$102.00	$105.00	-20.00%	2.00%	5.00%	-20.00%	$1,000.00
$80.00	$75.00	$70.00	-20.00%	-25.00%	-30.00%	-30.00%	$1,000.00
$60.00	$120.00	$100.00	-40.00%	20.00%	0.00%	-40.00%	$600.00
$135.00	$50.00	$110.00	35.00%	-50.00%	10.00%	-50.00%	$500.00
$150.00	$40.00	$100.00	50.00%	-60.00%	0.00%	-60.00%	$400.00
$40.00	$30.00	$90.00	-60.00%	-70.00%	-10.00%	-70.00%	$300.00
$20.00	$55.00	$50.00	-80.00%	-45.00%	-50.00%	-80.00%	$200.00
$50.00	$10.00	$55.00	-50.00%	-90.00%	-45.00%	-90.00%	$100.00
$0.00	$105.00	$80.00	-100.00%	5.00%	-20.00%	-100.00%	$0.00
** per $1,000 principal amount Note, excluding the final Contingent Coupon that may be payable on the Maturity Date.
The following examples illustrate how the payments at maturity set forth in the table above are calculated:
Example 1: The Final Value of Reference Asset A is $135.00, the Final Value of Reference Asset B is $130.00 and the Final Value of Reference Asset C is $140.00.
Because Reference Asset B has the lowest Reference Asset Return, Reference Asset B is the Least Performing Reference Asset. Because the Final Value of the Least Performing Reference Asset is greater than or equal to its Barrier Value, you will receive a payment at maturity of $1,000 per $1,000 principal amount Note that you hold (plus (i) any Contingent Coupon that may otherwise be payable on the Maturity Date and (ii) any Unpaid Coupon Amounts that have not previously been paid).
PS–13

Example 2: The Final Value of Reference Asset A is $140.00, the Final Value of Reference Asset B is $90.00 and the Final Value of Reference Asset C is $105.00.
Because Reference Asset B has the lowest Reference Asset Return, Reference Asset B is the Least Performing Reference Asset. Because the Final Value of the Least Performing Reference Asset is greater than or equal to its Barrier Value, you will receive a payment at maturity of $1,000 per $1,000 principal amount Note that you hold (plus (i) any Contingent Coupon that may otherwise be payable on the Maturity Date and (ii) any Unpaid Coupon Amounts that have not previously been paid).
Example 3: The Final Value of Reference Asset A is $60.00, the Final Value of Reference Asset B is $120.00 and the Final Value of Reference Asset C is $100.00.
Because Reference Asset A has the lowest Reference Asset Return, Reference Asset A is the Least Performing Reference Asset. Because the Final Value of the Least Performing Reference Asset is less than its Barrier Value, you will receive a payment at maturity of $600.00 per $1,000 principal amount Note that you hold, calculated as follows:
$1,000 + [$1,000 × Reference Asset Return of the Least Performing Reference Asset]
$1,000 + [$1,000 × -40.00%] = $600.00
In addition, because the Final Value of at least one Reference Asset is less than its Coupon Barrier Value, you will not receive a Contingent Coupon, nor will you receive any accrued Unpaid Coupon Amounts on the Maturity Date.
Example 3 demonstrates that if the Notes are not redeemed prior to scheduled maturity, and if the Final Value of the Least Performing Reference Asset is less than its Barrier Value, your investment in the Notes will be fully exposed to the decline of the Least Performing Reference Asset from its Initial Value. You will not benefit in any way from the Reference Asset Return of any other Reference Asset being higher than the Reference Asset Return of the Least Performing Reference Asset.
If the Notes are not redeemed prior to scheduled maturity, you may lose up to 100.00% of the principal amount of your Notes. Any payment on the Notes, including the repayment of principal, is subject to the credit risk of Barclays Bank PLC.
PS–14

SELECTED RISK CONSIDERATIONS
An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Assets or their components, if any. Some of the risks that apply to an investment in the Notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Notes unless you understand and can bear the risks of investing in the Notes.
Risks Relating to the Notes Generally
●
Your Investment in the Notes May Result in a Significant Loss — The Notes differ from ordinary debt securities in that the Issuer will not necessarily repay the full principal amount of the Notes at maturity. If the Notes are not redeemed prior to scheduled maturity, and if the Final Value of the Least Performing Reference Asset is less than its Barrier Value, your Notes will be fully exposed to the decline of the Least Performing Reference Asset from its Initial Value. You may lose up to 100.00% of the principal amount of your Notes.

●
Potential Return is Limited to the Contingent Coupons, If Any, and You Will Not Participate in Any Appreciation of Any Reference Asset — The potential positive return on the Notes is limited to the Contingent Coupons, if any, that may be payable during the term of the Notes (whether paid as Contingent Coupons on the Contingent Coupon Payment Date following an Observation Date or as Unpaid Coupon Amounts on a subsequent Contingent Coupon Payment Date). You will not participate in any appreciation in the value of any Reference Asset, which may be significant, even though you will be exposed to the depreciation in the value of the Least Performing Reference Asset if the Notes are not redeemed and the Final Value of the Least Performing Reference Asset is less than its Barrier Value.

●
You May Not Receive Any Contingent Coupon Payments on the Notes — The Issuer will not necessarily make periodic coupon payments on the Notes. You will receive a Contingent Coupon on a Contingent Coupon Payment Date only if the Closing Value of each Reference Asset on the related Observation Date is greater than or equal to its respective Coupon Barrier Value. If the Closing Value of any Reference Asset on an Observation Date is less than its Coupon Barrier Value, you will not receive a Contingent Coupon on the related Contingent Coupon Payment Date and you will only receive the related Unpaid Coupon Amount if a Contingent Coupon becomes payable on a future Observation Date. If a Contingent Coupon fails to become payable on an Observation Date (and instead becomes an Unpaid Coupon Amount), and no Contingent Coupon becomes payable on any future Observation Date, you will never receive payment of the Unpaid Coupon Amount(s). If the Closing Value of at least one Reference Asset is less than its respective Coupon Barrier Value on each Observation Date, you will not receive any Contingent Coupons during the term of the Notes.

●
Because the Notes Are Linked to the Least Performing Reference Asset, You Are Exposed to Greater Risks of No Contingent Coupons (or Unpaid Coupon Amount(s)) and Sustaining a Significant Loss of Principal at Maturity Than If the Notes Were Linked to a Single Reference Asset — The risk that you will not receive any Contingent Coupons (or Unpaid Coupon Amount(s)) and lose a significant portion or all of your principal amount in the Notes at maturity is greater if you invest in the Notes as opposed to substantially similar securities that are linked to the performance of a single Reference Asset. With multiple Reference Assets, it is more likely that the Closing Value of at least one Reference Asset will be less than its Coupon Barrier Value on the specified Observation Dates or less than its Barrier Value on the Final Valuation Date, and therefore, it is more likely that you will not receive any Contingent Coupons (or Unpaid Coupon Amount(s))  and that you will suffer a significant loss of principal at maturity. Further, the performance of the Reference Assets may not be correlated or may be negatively correlated. The lower the correlation between multiple Reference Assets, the greater the potential for one of those Reference Assets to close below its Coupon Barrier Value or Barrier Value on an Observation Date or the Final Valuation Date, respectively.

It is impossible to predict what the correlation among the Reference Assets will be over the term of the Notes. The Reference Assets represent different equity markets. These different equity markets may not perform similarly over the term of the Notes.
Although the correlation of the Reference Assets’ performance may change over the term of the Notes, the Contingent Coupon rate is determined, in part, based on the correlation of the Reference Assets’ performance calculated using our internal models at the time when the terms of the Notes are finalized. A higher Contingent Coupon is generally associated with lower correlation of the Reference Assets, which reflects a greater potential for missed Contingent Coupons and for a loss of principal at maturity.
●
You Are Exposed to the Market Risk of Each Reference Asset — Your return on the Notes is not linked to a basket consisting of the Reference Assets. Rather, it will be contingent upon the independent performance of each Reference Asset. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each Reference Asset. Poor performance by any Reference Asset over the term of the Notes may negatively affect your return and will not be offset or mitigated by any increases or lesser declines in the value of any other Reference Asset. To receive a Contingent Coupon, the Closing Value of each Reference Asset must be greater than or equal to its Coupon Barrier Value on the applicable Observation Date. In addition, if the Notes have not been redeemed prior to scheduled maturity, and if the Final Value of any Reference Asset is less than its Barrier Value, you will be exposed to the full decline in the Least Performing Reference Asset from its Initial Value. Accordingly, your investment is subject to the market risk of each Reference Asset.

●
The Notes Are Subject to Volatility Risk — Volatility is a measure of the degree of variation in the price of an asset (or level of an index) over a period of time. The amount of any coupon payments that may be payable under the Notes is based on a number of factors, including the expected volatility of the Reference Assets. The amount of such coupon payments will be paid

PS–15

at a per annum rate that is higher than the fixed rate that we would pay on a conventional debt security of the same tenor and is higher than it otherwise would have been had the expected volatility of the Reference Assets been lower. As volatility of a Reference Asset increases, there will typically be a greater likelihood that (a) the Closing Value of that Reference Asset on one or more Observation Dates will be less than its Coupon Barrier Value and (b) the Final Value of that Reference Asset will be less than its Barrier Value.

Accordingly, you should understand that a higher coupon payment amount reflects, among other things, an indication of a greater likelihood that you will (a) not receive coupon payments with respect to one or more Observation Dates and/or (b) incur a loss of principal at maturity than would have been the case had the amount of such coupon payments been lower. In addition, actual volatility over the term of the Notes may be significantly higher than the expected volatility at the time the terms of the Notes were determined. If actual volatility is higher than expected, you will face an even greater risk that you will not receive coupon payments and/or that you will lose some or all of your principal at maturity for the reasons described above.
●
Early Redemption and Reinvestment Risk — While the original term of the Notes is as indicated on the cover of this pricing supplement, the Notes may be redeemed prior to maturity, as described above, and the holding period over which you may receive any coupon payments that may be payable under the Notes could be as short as approximately one year.

The Redemption Price that you would receive on a Call Settlement Date, together with any coupon payments that you may have received prior to the Call Settlement Date, may be less than the aggregate amount of payments that you would have received had the Notes not been redeemed. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes in a comparable investment with a similar level of risk in the event the Notes are redeemed prior to the Maturity Date. No additional payments will be due after the relevant Call Settlement Date. The fact that the Notes may be redeemed prior to maturity may also adversely impact your ability to sell your Notes and the price at which they may be sold.
●
Any Payment on the Notes Will Be Determined Based on the Closing Values of the Reference Assets on the Dates Specified — Any payment on the Notes will be determined based on the Closing Values of the Reference Assets on the dates specified. You will not benefit from any more favorable values of the Reference Assets determined at any other time.

●
Contingent Repayment of Any Principal Amount Applies Only at Maturity or upon Any Redemption — You should be willing to hold your Notes to maturity or any redemption. Although the Notes provide for the contingent repayment of the principal amount of your Notes at maturity, provided that the Final Value of the Least Performing Reference Asset is greater than or equal to its Barrier Value, or upon any redemption, if you sell your Notes prior to such time in the secondary market, if any, you may have to sell your Notes at a price that is less than the principal amount even if at that time the value of each Reference Asset has increased from its Initial Value. See “Many Economic and Market Factors Will Impact the Value of the Notes” below.

●
Owning the Notes is Not the Same as Owning Any Reference Asset or Any Securities to which Any Reference Asset Provides Exposure — The return on the Notes may not reflect the return you would realize if you actually owned any Reference Asset or any securities to which any Reference Asset provides exposure. As a holder of the Notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights that holders of any Reference Asset or any securities to which any Reference Asset provides exposure may have.

●	Tax Treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” below.
Risks Relating to the Issuer
●
Credit of Issuer — The Notes are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Notes, and in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

●
You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the Notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Notes (or the Trustee on behalf of the holders of the Notes), by acquiring the Notes, each holder and beneficial owner of the Notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Notes losing all or a part of the value of your investment in the Notes or receiving a different security from the Notes, which may be worth significantly less than the Notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Notes. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Notes will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Notes. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks

PS–16

Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Reference Assets
●
Historical Performance of the Reference Assets Should Not Be Taken as Any Indication of the Future Performance of the Reference Assets Over the Term of the Notes — The value of each Reference Asset has fluctuated in the past and may, in the future, experience significant fluctuations. The historical performance of a Reference Asset is not an indication of the future performance of that Reference Asset over the term of the Notes. The historical correlation among the Reference Assets is not an indication of the future correlation among them over the term of the Notes. Therefore, the performance of the Reference Assets individually or in comparison to each other over the term of the Notes may bear no relation or resemblance to the historical performance of any Reference Asset.

●
Certain Features of Exchange-Traded Funds Will Impact the Value of the Notes — The performance of each Fund will not fully replicate the performance of its respective Underlying Index (as defined below), and each Fund may hold securities not included in its respective Underlying Index. The value of each Fund is subject to:

■
Management Risk. This is the risk that the investment strategy for each Fund, the implementation of which is subject to a number of constraints, may not produce the intended results. However, each Fund is not actively managed and the investment advisor of each Fund will generally not attempt to take defensive positions in declining markets.

■
Derivatives Risk. Each Fund may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus each Fund’s losses, and, as a consequence, the losses on your Notes, may be greater than if each Fund invested only in conventional securities.

■	Transaction costs and fees. Unlike its respective Underlying Index, each Fund will reflect transaction costs and fees that will reduce its performance relative to its respective Underlying Index.
Generally, the longer the time remaining to maturity, the more the market price of the Notes will be affected by the factors described above. In addition, each Fund may diverge significantly from the performance of its respective Underlying Index due to differences in trading hours between such Fund and the securities composing its Underlying Index or other circumstances. During periods of market volatility, the component securities held by each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of each Fund and the liquidity of each Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in each Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of each Fund. As a result, under these circumstances, the market value of each Fund may vary substantially from the net asset value per share of each Fund. Because the Notes are linked to the performance of each Fund and not its Underlying Index, the return on your Notes may be less than that of an alternative investment linked directly to its Underlying Index.
●
Adjustments to any Fund or its Underlying Index Could Adversely Affect the Value of the Notes or Result in the Notes Being Accelerated — The investment adviser of any Fund may add, delete or substitute the component securities held by that Fund or make changes to its investment strategy, and the sponsor of the Underlying Index that any Fund is designed to track may add, delete, substitute or adjust the securities composing its Underlying Index or make other methodological changes to its Underlying Index that could affect its performance. In addition, if the shares of any Fund are delisted or if any Fund is liquidated or otherwise terminated, the Calculation Agent may select a successor fund that the Calculation Agent determines to be comparable to that Fund or, if no successor fund is available, the Maturity Date of the Notes will be accelerated for a payment determined by the Calculation Agent. Any of these actions could adversely affect the value of any Fund and, consequently, the value of the Notes. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the securities if they were not accelerated. See “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Discontinuance of an Exchange-Traded Fund” in the accompanying prospectus supplement.

●
Anti-Dilution Protection Is Limited, and the Calculation Agent Has Discretion to Make Anti-Dilution Adjustments — The Calculation Agent may in its sole discretion make adjustments affecting the amounts payable on the Notes upon the occurrence of certain events that the Calculation Agent determines have a diluting or concentrative effect on the theoretical value of the shares of any Fund. However, the Calculation Agent might not make such adjustments in response to all events that could affect the shares of any Fund. The occurrence of any such event and any adjustment made by the Calculation Agent (or a determination by the Calculation Agent not to make any adjustment) may adversely affect any amounts payable on the Notes. See “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Anti-dilution Adjustments” in the accompanying prospectus supplement.

●
An Investment in the Notes Involves Industry Concentration Risk — As described below under “Information Regarding the Reference Assets”, the investment objective of the XLF Fund is to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in one particular

PS–17

sector or group of industries. The performance of companies in the relevant sector will be influenced by many complex and unpredictable factors, including industry competition, interest rates, geopolitical events, government regulation and supply and demand for the products and services offered by such companies. Any adverse development in the sector tracked by the XLF Fund may have a material adverse effect on the securities held in the portfolio of the XLF Fund and, as a result, may have a material adverse effect on the value of the XLF Fund and the value of the Notes.

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Single Equity Risk — The value of AMAT can rise or fall sharply due to factors specific to AMAT, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by AMAT. We have not undertaken any independent review or due diligence of the SEC filings of AMAT or of any other publicly available information regarding AMAT.

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Anti-Dilution Protection Is Limited, and the Calculation Agent Has Discretion to Make Anti-Dilution Adjustments — The Calculation Agent may in its sole discretion make adjustments affecting the amounts payable on the Notes upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the Calculation Agent determines have a diluting or concentrative effect on the theoretical value of AMAT. However, the Calculation Agent might not make such adjustments in response to all events that could affect AMAT. The occurrence of any such event and any adjustment made by the Calculation Agent (or a determination by the Calculation Agent not to make any adjustment) may adversely affect any amounts payable on the Notes. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

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Reorganization Or Other Events Could Adversely Affect the Value of the Notes Or Result in the Notes Being Accelerated — Upon the occurrence of certain reorganization events or a nationalization, expropriation, liquidation, bankruptcy, insolvency or de-listing of AMAT, the Calculation Agent will make adjustments to AMAT that may result in payments on the Notes being based on the performance of shares, cash or other assets distributed to holders of AMAT upon the occurrence of such event or, in some cases, the Calculation Agent may accelerate the maturity date for a payment determined by the Calculation Agent. Any of these actions could adversely affect the value of AMAT and, consequently, the value of the Notes. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the Notes if they were not accelerated. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest
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We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect the Notes in Various Ways and Create Conflicts of Interest — We and our affiliates play a variety of roles in connection with the issuance of the Notes, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Notes.

In connection with our normal business activities and in connection with hedging our obligations under the Notes, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Reference Assets or their components, if any. In any such market making, trading and hedging activity, and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Notes.
In addition, the role played by Barclays Capital Inc., as the agent for the Notes, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as incentive to sell the Notes instead of other investments. Furthermore, we and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation.
In addition to the activities described above, we will also act as the Calculation Agent for the Notes. As Calculation Agent, we will determine any values of the Reference Assets and make any other determinations necessary to calculate any payments on the Notes. In making these determinations, the Calculation Agent may be required to make discretionary judgements relating to the Reference Assets, including determining whether a market disruption event has occurred or whether certain adjustments to the Reference Assets or other terms of the Notes are necessary, as further described in the accompanying prospectus supplement. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Notes, and any of these determinations may adversely affect any payments on the Notes.
Risks Relating to the Estimated Value of the Notes and the Secondary Market
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The Estimated Value of Your Notes is Expected to be Lower Than the Initial Issue Price of Your Notes — The estimated value of your Notes on the Initial Valuation Date is expected to be lower, and may be significantly lower, than the initial issue price of your Notes. The difference between the initial issue price of your Notes and the estimated value of the Notes is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling

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concessions, discounts, commissions or fees (including any structuring or other distribution related fees) to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

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The Estimated Value of Your Notes Might be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market — The estimated value of your Notes on the Initial Valuation Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

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The Estimated Value of the Notes is Based on Our Internal Pricing Models, Which May Prove to be Inaccurate and May be Different from the Pricing Models of Other Financial Institutions — The estimated value of your Notes on the Initial Valuation Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions which may be purchasers or sellers of Notes in the secondary market. As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

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The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if any, and Such Secondary Market Prices, If Any, Will Likely be Lower Than the Initial Issue Price of Your Notes and May be Lower Than the Estimated Value of Your Notes — The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes. Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.

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The Temporary Price at Which We May Initially Buy The Notes in the Secondary Market And the Value We May Initially Use for Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative of Future Prices of Your Notes — Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Initial Valuation Date, as well as the secondary market value of the Notes, for a temporary period after the initial Issue Date of the Notes. The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

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Lack of Liquidity — The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Notes to maturity.

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Many Economic and Market Factors Will Impact the Value of the Notes — The value of the Notes will be affected by a number of economic and market factors that interact in complex and unpredictable ways and that may either offset or magnify each other, including:

o	the market price of, dividend rate on and expected volatility of the Reference Assets or the components of the Reference Assets, if any;
o	correlation (or lack of correlation) of the Reference Assets;
o	the time to maturity of the Notes;
o	interest and yield rates in the market generally;
o	a variety of economic, financial, political, regulatory or judicial events;
o	supply and demand for the Notes; and
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o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.
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INFORMATION REGARDING THE REFERENCE ASSETS
We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act,” and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act,” are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by Applied Materials, Inc. (the “company”) can be located by reference to the SEC file number specified below.
The summary information below regarding the company comes from its SEC filings. You are urged to refer to the SEC filings made by the company and to other publicly available information (such as the company’s annual report) to obtain an understanding of the company’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular company. We have not undertaken any independent review or due diligence of the SEC filings of the company or of any other publicly available information regarding the company.
Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the SEC filings of the company or any other publicly available information regarding .
We obtained the historical trading price information with respect to Applied Materials, Inc. set forth below from Bloomberg Professional® service (“Bloomberg”). We have not independently verified the accuracy or completeness of the information obtained from Bloomberg.
Applied Materials, Inc.
According to publicly available information, Applied Materials, Inc. provides manufacturing equipment, services software to the semiconductor, display and related industries.
Information filed by Applied Materials, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-06920. The common stock of Applied Materials, Inc. is listed on the Nasdaq Stock Market under the ticker symbol “AMAT.”
Historical Performance of the Common Stock of Applied Materials, Inc.
The graph below sets forth the historical performance of Applied Materials, Inc. based on the daily Closing Value from January 4, 2019 through September 10, 2024. We obtained the Closing Values shown in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. These historical closing values may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of the Common Stock of Applied Materials, Inc.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
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SPDR S&P Homebuilders ETF
We have derived all information contained in this pricing supplement regarding the XHB Fund from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by SPDR® Series Trust and SSgA Funds Management, Inc. (“SSgA FM”). The XHB Fund is an investment portfolio maintained and managed by SSgA FM. SSgA FM is the investment adviser to the XHB Fund. The XHB Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “XHB”.
The SPDR® Series Trust consists of separate investment portfolios (each, a “Series Fund”). Each Series Fund is an index fund that invests in a particular industry or group of industries represented by one of the S&P Select Industry Indices (the “Select Industry Indices” and each, a “Select Industry Index”). The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standards (“GICS”) from a universe of companies defined by the S&P® Total Market Index (the “S&P TM Index”). The S&P TM Index is a benchmark intended to track the performance of companies of all market capitalization in the U.S. equities market. The investment objective of each Series Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of an index derived from a particular industry or group of industries, as represented by the relevant Select Industry Index.
SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the XHB Fund. Information provided to or filed with the SEC by SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333–57793 and 811–08839, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding SPDR® Series Trust, SSgA FM or the XHB Fund, please see the SPDR® Series Trust’s prospectus. In addition, information about SPDR® Series Trust, SSgA FM and the XHB Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® Series Trust website at https://www.spdrs.com. Information contained in the SPDR® Series Trust website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.
Investment Objective
The XHB Fund seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Homebuilders Select Industry Index® (the “Homebuilders Index”). For more information about the Homebuilders Index, please see “The S&P® Homebuilders Select Industry Index® ” below.
Investment Strategy — Sampling
In seeking to track the performance of the Homebuilders Index, the XHB Fund employs a “sampling” strategy, which means that the XHB Fund is not required to purchase all of the securities represented in the Homebuilders Index. Instead, the XHB Fund may purchase a subset of the securities in the Homebuilders Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the Homebuilders Index.
Under normal market conditions, the XHB Fund generally invests substantially all, but at least 80.00%, of its total assets in the securities included in the Homebuilders Index. In addition, the XHB Fund may invest in equity securities that are not included in the Homebuilders Index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM).
Correlation and Tracking Error
The Homebuilders Index is a theoretical financial calculation, while the XHB Fund is an actual investment portfolio. The performance of the XHB Fund and the Homebuilders Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100.00% would indicate perfect correlation. Any correlation of less than 100.00% is generally referred to as “tracking error.”
Disclaimer
The Notes are not sponsored, endorsed, sold or promoted by SPDR® Series Trust or SSgA FM. Neither the Select Sector Trust nor SSgA FM makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Neither the Select Sector Trust nor SSgA FM has any obligation or liability in connection with the operation, marketing, trading or sale of the Notes.
The S&P®  Homebuilders Select Industry Index
The Homebuilders Index is an equal-weighted index that is designed to measure the performance of the homebuilders sub-industry portion of the S&P TM Index. The Homebuilders Index is reported by Bloomberg under the ticker symbol “SPSIHO.” For more information about the S&P Select Industry Indices, please see “The S&P Select Industry Indices” below.
The S&P Select Industry Indices
To be eligible for inclusion in the Select Industry Indices, companies must be in the S&P TM Index, must be included in the relevant GICS sub-industry and must satisfy one of the two following combined size and liquidity criteria:
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1. float-adjusted market capitalization above US$500 million and float-adjusted liquidity ratio (“FALR”) above 90.00%; or
2. float-adjusted market capitalization above US$400 million and float-adjusted liquidity ratio above 150.00%.
A number of companies in the S&P TM Index are represented by multiple share class lines. To determine eligibility for the Select Industry Indices, the float-adjusted market capitalization of each share class line of multiple class companies is combined to arrive at a company float-adjusted market capitalization figure. The liquidity of each individual share class line is evaluated independently based on the float-adjusted market capitalization of that individual line. If an individual share class line of a multiple share class company does not meet the liquidity criteria, the remaining share class line has its float-adjusted market capitalization reevaluated independently to ensure that it continues to meet the size criteria on its own.
All companies satisfying the above requirements are included in a Select Industry Index. The total number of companies in each Select Industry Index should be at least 35. If there are fewer than 35 companies in a Select Industry Index, companies from a supplementary list of highly correlated sub-industries, that meet the market capitalization and liquidity thresholds above, are included in order of their float-adjusted market capitalization to reach 35 companies. Minimum market capitalization requirements may be relaxed to ensure there are at least 22 companies in each Select Industry Index as of each rebalancing effective date
Existing index constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below US$300 million or their FALR falls below 50.00%.
To be eligible for inclusion in a Select Industry Index, a company must also meet the following requirements:
Market Capitalization.Float-adjusted market capitalization should be at least US$400 million for inclusion in a Select Industry Index. Existing index components must have a float-adjusted market capitalization of US$300 million to remain in the applicable Select Industry Index at each rebalancing.
Liquidity.The liquidity measurement used is a liquidity ratio, defined as dollar value traded over the previous 12-months divided by the float-adjusted market capitalization as of the applicable Select Industry Index rebalancing reference date.
Constituents having a float-adjusted market capitalization above US$500 million must have a liquidity ratio greater than 90.00% to be eligible for addition to a Select Industry Index. Constituents having a float-adjusted market capitalization between US$400 and US$500 million must have a liquidity ratio greater than 150.00% to be eligible for addition to a Select Industry Index. Existing index constituents must have a liquidity ratio greater than 50.00% to remain in the applicable Select Industry Index at the quarterly rebalancing. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history. In these cases, the dollar value traded available as of the rebalance reference date is annualized.
Takeover Restrictions.At the discretion of S&P Dow Jones Indices LLC, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a company may be excluded from the eligible universe or removed from the applicable Select Industry Index.
Turnover.S&P Dow Jones Indices LLC believes turnover in index membership should be avoided when possible. At times a company may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to a Select Industry Index, not for continued membership. As a result, an index constituent that appears to violate criteria for addition to a Select Industry Index will not be deleted unless ongoing conditions warrant a change in the composition of the applicable Select Industry Index.
Sector Classification.A Select Industry Index includes companies in the applicable GICS sub-industries set forth above.
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The membership to the Select Industry Indices is reviewed quarterly. Re-balancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights.
Companies are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each company deletion is accompanied with a company addition. The new company will be added to the applicable Select Industry Index at the weight of the deleted company. In the case of mergers involving at least one index constituent, the merged company will remain in the applicable Select Industry Index if it meets all of the eligibility requirements. The merged company will be added to the applicable Select Industry Index at the weight of the pre-merger index company. If both companies involved in a merger are index constituents, the merged company will be added at the weight of the company deemed the acquirer in the transaction. In the case of spin-offs, the applicable Select Industry Index will follow the S&P TM Index’s treatment of the action. If the S&P TM Index treats the pre- and post-spun company as a deletion/addition action, using the stock’s when-issued price, the applicable Select Industry Index will treat the spin-off this way as well.
A company is deleted from the applicable Select Industry Index if the S&P TM Index drops the company. If a company deletion causes the number of companies in the relevant index to fall below 22, each company deletion is accompanied with a corresponding company addition. In case of GICS changes, where a company does not belong to a qualifying sub-industry after the classification change, it is removed from the applicable Select Industry Index at the next rebalancing.
Historical Performance of the XHB Fund
The graph below sets forth the historical performance of the XHB Fund based on the daily Closing Value from January 4, 2019 through September 10, 2024. We obtained the Closing Values shown in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg.
Historical Performance of the SPDR S&P Homebuilders ETF
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
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Financial Select Sector SPDR® Fund
According to publicly available information, the XLF Fund is an exchange-traded fund of the Select Sector Trust, a registered investment company, that seeks to track investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index (with respect to the XLF Fund, its Underlying Index). The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector, which currently includes companies in the following industries: banks; thrifts & mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts (“REITS”); and insurance. For more information about the XLF Fund, see “Exchange-Traded Funds—The Select Sector SPDR® ETFs” in the accompanying underlying supplement.
Historical Performance of the XLF Fund
The graph below sets forth the historical performance of the XLF Fund based on the daily Closing Value from January 4, 2019 through September 10, 2024. We obtained the Closing Values shown in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg.
Historical Performance of the Financial Select Sector SPDR® Fund
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
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TAX CONSIDERATIONS
You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.
In determining our reporting responsibilities, if any, we intend to treat (i) the Notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Coupon payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.
Sale, exchange or redemption of a Note. Assuming the treatment described above is respected, upon a sale or exchange of the Notes (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Notes, which should equal the amount you paid to acquire the Notes (assuming Contingent Coupon payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the Notes for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the Notes at the issue price. The deductibility of capital losses is subject to limitations. If you sell your Notes between the time your right to a Contingent Coupon payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the Contingent Coupon payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your Notes prior to an Observation Date but that can be attributed to an expected Contingent Coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.
As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the Notes could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative treatments and the issues presented by this notice.
Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat Contingent Coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.
Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Notes do not have a “delta of one” within the meaning of the regulations, we expect that these regulations will not apply to the Notes with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Notes. You should consult your tax advisor regarding the potential application of Section 871(m) to the Notes.
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SUPPLEMENTAL PLAN OF DISTRIBUTION
We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of this pricing supplement. The Agent will commit to take and pay for all of the Notes, if any are taken. In addition, the Agent will pay (and be reimbursed by the Issuer for) any additional structuring fees, as may be described on the cover of this pricing supplement.
We expect that delivery of the Notes will be made against payment for the Notes on the Issue Date, which is more than one business day following the Initial Valuation Date. Notwithstanding anything to the contrary in the accompanying prospectus supplement, under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisor.
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